EXHIBIT 99.4.2

EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-258164 on Form S-6 of our report dated August 25, 2021, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 52, comprising Uncommon Values Trust, 2021 Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

August 25, 2021